UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 4, 2011

Date of Report (Date of earliest event reported)

DexCom, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-51222	33-0857544
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

(858) 200-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2011, DexCom, Inc. (“DexCom”) entered into that certain underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc. (the “Underwriter”). The Underwriting Agreement provides for the sale to the Underwriter of up to 4,700,000 shares of DexCom common stock, par value $0.001 per share, at a price to the Underwriter of $15.189 per share, including an overallotment option of 705,000 shares (the “Offering”). The shares are being offered and sold under a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”), in connection with an offering pursuant to DexCom’s shelf registration statement on Form S-3 (File Number 333-173918) (the “Registration Statement”). The Offering is expected to close on May 10, 2011.

The above description of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached to this current report on Form 8-K as Exhibit 1.01 and incorporated by reference into the Registration Statement.

Item 8.01	Other Events.

In connection with the Offering, DexCom is filing a legal opinion and consent as Exhibit 5.01 and Exhibit 23.01 to this current report on Form 8-K, which are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

1.01	Underwriting Agreement, dated as of May 4, 2011, between DexCom, Inc. and Canaccord Genuity Inc.

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

Date: May 5, 2011	By:	/s/ Steven R. Pacelli
Steven R. Pacelli
Chief Operating Officer

Exhibit List

Exhibit No.	Exhibit Title

1.01	Underwriting Agreement, dated as of May 4, 2011, between DexCom, Inc. and Canaccord Genuity Inc.

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)